                                                                  EXHIBIT 10.3

                            COMMISSION AGREEMENT

Commission Agreement (the "Agreement") made and entered into on this 31" day of March 1999 by and between May Davis Group Inc. "MDG" having offices at One World Trade Center, Suite 8735 in New York, N.Y., 10048 and Environmental Solutions Worldwide Inc. ("Company"), having its principal place of business at 30 Macintosh Blvd., Suite 8 in Concord, Ontario L4K 4P1, Canada.

------------------------------------------------------------------------------


WHEREAS, the Company agrees to hire MDG as placement agent to the Company for financial and investment banking advice and services to raise $600,000.00 in a private placement.

WHEREAS, the Company agrees to compensate MDG ten (10%) percent of gross proceeds received by the Company pursuant financing arranged by MDG in cash and equity.

WHEREAS, the cash compensation, equal to ten (10%) percent of the gross proceeds, shall be in the form of immediate, liquid funds. The Company will wire, via Federal Funds, the cash compensation to the below account information with in three business days of receipt of the gross proceeds pursuant to any financing arranged by MDG for Company. The Federal Funds instructions are as follows:

                            Chase Manhattan Bank
                                New York City
                           ABA number: 021 000 021
                        Account number: 1400 8232 2865
                       Account name: May Davis Group Inc.

WHEREAS, the equity compensation shall be in the form of a Warrant to purchase 60,000 common shares ("Warrant") of the Company, symbol ESWW and currently trading OTC:BB. The Warrant will be delivered to MDG with in three business days of a financing, funding and/or draw arranged by MDG on behalf of Company. The Warrant shall be in name to be determined by MDG and delivered to the following address:

                                 May Davis Group
                              Attention: Max Rockwell
                         One World Trade Center, Suite 8735
                               New York, N.Y. 10048
                                  (212) 775-7400

WHEREAS, The Warrant shall survive for five years from Issue Date, have demand and "piggyback" registration rights and have an exercise price of $3.00 US.

ADDITIONALLY, the compensation for arranging an equity line of $10,000,000 shall be the same as above except the Warrant shall be to purchase 240,000 shares.

                                   WITNESSETH:



         1. Hold Harmless."Company recognizes that MDG shall use its best efforts to advise and service Company with regard to the Company's financial and investment banking needs. The Company also recognizes that MDG is working on a "best efforts" basis and therefore no guarantees, representations or promises may be made as to performance. Therefore, Company holds MDG harmless for performance and indemnify MDG from any legal proceedings against MDG by the Company or any of its management, shareholders or other entities with regard to this Agreement, services and advice performed in good faith by MDG on behalf of Company or financing MDG may arrange on Company's behalf, except for any loss or damage suffered or incurred through gross negligence of MDG.

         2. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the local laws of the State of New York applicable to agreements made and to be performed within the State, without regard to conflict of law principles.

         3. Assignment. MDG shall have the right to assign, pledge or transfer it's compensation under this Agreement but not it's duties and responsibilities under this Agreement.

         4. Binding Effect. This Agreement shall inure to the benefit of, and is binding upon, the parties hereto and their respective heirs, representatives, successors and assigns.

         5. Waiver. No waiver of any provision hereof shall be valid unless it is in writing signed by the person against whom it is charged. No waiver of any provision herein shall constitute a waiver of any other provision hereof, or of the provision at any other time.

         6. Notices. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the parties hereto at their respective addresses set forth at the beginning of this Agreement. Such notice shall be deemed duly given when (a) personally delivered, (b) five (5) business days after having been properly addressed, enclosed in a properly sealed envelope or wrapper and sent postage-paid by certified mail, return receipt requested, (c) transmitted by telefax, immediately confirmed (that day) by telephone by the person to whom the notice is sent and the original is sent by regular mail to such party in a properly sealed and postage-paid envelope or wrapper addressed as required herein, or
         (d) one (1) business day after being sent, at the expense of the sender, by Federal Express, Airborne, U.S. Express Mail or similar overnight carrier.

         7. No Joint Venture. This is an agreement between separate legal entities and neither is the agent or employee of the other for any purpose whatsoever. The parties do not intend to create a partnership or joint venture between themselves. Neither party shall have the right to bind the other to any agreement with a third party or to inure any obligation or liability on behalf of the other party.

         8. Force Majeure. If the circumstances beyond the control of the parties shall temporarily make it impossible for either of them to perform their agreements hereunder, then the principles of force majeure period to the extent that such performance is reasonably affected thereby. It is agreed that such circumstances may arise by reason of governmental laws or regulations, war, strike, fire, flood, act of God, or other casualty or natural calamity.

         9. Complete Agreement. This Agreement contains the whole agreement between the parties concerning the subject matter hereof and there are not collateral or precedent representation, agreements or conditions not specifically set forth herein.

         10. Modification or Amendment. Any modification or amendment of any provision of this Agreement must be in writing, signed by the parties hereto and dated hereof.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day, month and year first written above.

Company                                        May Davis Group

By: /s/ A. MICHAEL OLIVER                      By: /s/
    --------------------------                     --------------------------
    Name: A. Michael Oliver                        Name:
    Title: President                               Title: